                               WARRANT AGREEMENT

         THIS WARRANT AGREEMENT is made this 21st day of June, 1996 (the "Agreement") by and among Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), HSBC Investment Bank plc, a public company limited by shares incorporated under the laws of England ("HSBC"), and Rauscher Pierce & Clark Limited, a limited liability company organized and existing under the laws of England ("RPC").

         WHEREAS, the Company has duly authorized the issuance and sale of warrants (the"Warrants") to purchase an aggregate of two million eighty-six thousand nine hundred fifty-seven (2,086,957) shares (the "Warrant Shares") of its common stock, par value $.01 per share (the "Common Stock"), to the Persons and in the respective amounts set forth hereto in Schedule 1 (collectively, the "Warrant Holders") exercisable at the initial exercise price of $2.875 per share, subject to adjustment in certain events (the "Exercise Price");

         WHEREAS, the Company has agreed to offer and sell the Warrants to the Warrant Holders, who are not "U.S. persons" as defined in Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to Warrant Certificates (the "Warrant Certificates") to be issued by the Company to each such Warrant Holder, in reliance upon and in conformity with an exemption from the registration requirements of the Securities Act pursuant to Regulation S;

         WHEREAS, pursuant to that certain letter agreement dated as of January 19, 1996, from RPC to the Company, the Company has agreed to issue to RPC warrants exercisable to purchase shares of the Common Stock of the Company in partial consideration for RPC's consulting services to be provided thereunder, and RPC and the Company have agreed that such Warrants shall be issued to the Warrant Holders; and

         WHEREAS, the Company, RPC and HSBC wish to define the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Warrant Holders.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and intending to be legally bound, the undersigned agree as follows:

                 1.       Agreement to Sell and Purchase the Warrants.

                 (a) On the basis of the representations, warranties and agreements contained in this Warrant Agreement and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Warrant Holders and each of such Warrant Holders agree to purchase from the Company, on the date hereof or on such other date as shall be mutually agreed upon by the Company and the Warrant Holders (the "Closing Date") such number of Warrants as set forth hereto on Schedule 1, each Warrant being exercisable to purchase one (1) share of the Company's Common Stock, at the Exercise Price. The aggregate purchase price payable for the Warrants shall be Two Hundred Dollars ($200.00) (the "Warrant Purchase Price").

                 (b) The completion of the sale and purchase of the Warrants (the "Closing") shall take place at the offices of HSBC at Thames Exchange, 10 Queen Street Place, London EC4R 1BL, England at 10:00 a.m. local time on the Closing Date or at such other time and place as the Company and the Warrant Holders shall agree. At the Closing, the Company shall deliver to each of the Warrant Holders a Warrant Certificate representing the Warrants registered in the name of each such Warrant Holder upon payment of the Warrant Purchase Price in cash at closing.

                 2.       Form and Execution of Warrant Certificates.

                 2.1. Issuance of Warrants. Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company one fully paid and nonassessable share of Common Stock and, pursuant to Section 10 hereof, such other securities as may be issuable to the Warrant Holder upon exercise of such Warrant, at the price specified herein and therein.

                 2.2. Form of Warrant Certificates. The Warrant Certificates shall be in substantially the form set forth in Schedule 2 attached hereto and may have such letters, numbers, or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or otherwise affixed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may comply with any law or with any rule or regulation made pursuant thereto or to conform to usage.

                 2.3. Execution of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, any Vice President or its Treasurer, and signed by its Secretary or any Assistant Secretary and have affixed thereon the Company's seal. Each such signature and such seal may be manual or facsimile.

                 Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a duly elected officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer. Upon execution and delivery, the Warrant Certificate shall be valid and binding upon the Company, and the Warrant Holder thereof shall be entitled to all of the benefits of this Agreement.


                 2.4. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare and execute and deliver temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of the definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the offices of the Company located at 877 W. Main Street, Suite 600, Boise, Idaho 83702 (the "Office"). Except as set forth in Section 7 hereof, such exchange shall be without charge to the holders. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and deliver in exchange thereof one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until exchanged, the temporary Warrant Certificates, if any, shall in all respects be entitled to the same benefits under this Warrant Agreement as definitive Warrant Certificates.



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
                 3.       Registration.

                 The Company shall number and register the Warrant Certificates in a register (the "Warrant Register") maintained at the Office as they are issued by the Company. The Company may deem and treat the registered holder of any Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and the Company shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, notwithstanding any notice to the Company to the contrary. The Company shall keep copies of this Agreement available for inspection by the Warrant Holders during normal business hours at the Office.

                 4.       Transfer and Registration of Warrants and Warrant
                          Shares.

                 4.1. Disposition. The Warrants and the Warrant Shares, and any interest in either, may be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, only in accordance with Section 5 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.

                 4.2.     Registration Rights.

                 (a) Piggyback Registration. If, at any time on or before March 20, 2001 (the "Expiration Date"), the Company proposes to prepare and file any new registration statement under the Securities Act covering the public sale of Common Stock of the Company for cash (in any case, other than in connection with an employee benefit plan, a dividend reinvestment plan or pursuant to a registration statement Forms S-4 or S-8 or any successor form) (collectively, a "Registration Statement"), it will give written notice by certified or registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to each Warrant Holder of its intention to do so. If each Warrant Holder notifies the Company within fifteen (15) days after receipt of any such notice of such Warrant Holder's desire to include in such proposed Registration Statement any Warrants and any shares of Common Stock (i) issued or issuable to the Warrant Holder upon exercise of the Warrant Holder's Warrants, or (ii) that are owned by the Warrant Holder (collectively, the "Registrable Shares") (which notice shall specify the number of Registrable Shares owned by the Warrant Holder, the number intended to be disposed of by the Warrant Holder, if any, and the intended method of disposition of such Registrable Shares), the Company shall use reasonable efforts to include, to the extent possible, in such Registration Statement the number of Registrable Shares which the Company has been so requested to register by the Warrant Holder, at the Company's sole cost and expense and at no cost or expense to the Warrant Holder, except that the Warrant Holder shall pay (i) all underwriters', broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the Warrant Holder's Registrable Shares, (ii) all registration and filing fees imposed under the Securities Act, by any stock exchange or under applicable state securities or blue sky laws based on the Warrant Holder's Registrable Shares, (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Warrant Holder's Registrable Shares, and (iv) any costs and expenses of legal counsel, accountants or other advisors retained by the Warrant Holder (collectively, the "Holder's Expenses"), all of which shall be paid by the Warrant Holder; provided, that:

                          (i)     anything in this Section 4.2 to the contrary
notwithstanding, if the Company's securities so registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Registration Statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (A) first to be registered will be the securities the Company proposes to sell, (B) next to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the initial issuance date of the Warrants, and (C) next to be registered will be the Registrable Shares and any other shares of Common Stock subject to similar piggyback registration rights granted by the Company as of the initial issuance date of the Warrants in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock; and

                          (ii)    anything in this Section 4.2 to the contrary
notwithstanding, the Company shall not be required to include any of the Warrant Holder's Registrable Shares in a registration statement if in the written opinion of legal counsel to the Company the securities for which registration is requested may be sold publicly without registration under the Securities Act; and

                          (iii)   if the securities or blue sky laws of any
jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this Section 4.2 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Warrant Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Warrant Holder or withdraw his request for inclusion of his Registrable Shares in such registration; and

                          (iv)    notwithstanding the provisions of this
Section 4.2(a), the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration.

                 If a Warrant Holder's Registrable Shares are included in a Registration Statement, the Warrant Holder shall furnish the Company in writing with such appropriate information in connection with the sale of such Shares, including, without limitation, information about the Warrant Holder, the Registrable Shares, other securities of the Company owned by the Warrant Holder, and the plan of distribution, as the Company shall reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. In addition, if the offering is underwritten, the Company shall have the exclusive right to select the underwriter. The Warrant Holder shall execute and deliver all documents reasonably requested by such underwriter and any other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

                 With respect to each Warrant Holder, the rights and obligations under Sections 4.2(a) and (b) shall terminate at the earlier of (i) five (5) years after the initial issuance date of the Warrants, (ii) the date all of the Warrant Holder's Registerable Shares have been transferred by the Warrant Holder, except for transfers in accordance with Section 5, (iii) the date the





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
Warrant Holder's Registerable Shares have been eligible for inclusion in a registration statement filed by the Company pursuant to the Securities Act,
(iv) the date the Warrant Holder is eligible to sell the Registerable Shares to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, regardless of whether volume or manner of sale restrictions shall apply to any such sale, and (v) 90 days after the effective date of any registration statement covering all of the Registerable Shares then owned by the Warrant Holder.


                 (b) Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                          (i)     The Company shall pay all costs, fees and
expenses in connection with all Registration Statements filed pursuant to
Section 4.2(a) above including, without limitation, the Company's legal and accounting fees, printing expenses, filing fees and other expenses, except that the Warrant Holder shall pay all of the Warrant Holder's Expenses (as defined in Section 4.2(a)).

                          (ii)    The Company will use its reasonable efforts
to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states of the United States as are reasonably requested by the Warrant Holder; provided, however, that the Company shall not be required to (i) qualify or register the Registrable Shares in any jurisdiction in which the Company would be required to qualify as a broker or dealer in securities under the securities or blue sky laws of such jurisdictions, (ii) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not already so qualified, (iii) subject itself to taxation in any such jurisdiction, or (iv) consent to general service of process in any such jurisdiction.

                 (c)      Indemnification.

                          (i)     To the extent permitted by law, the Company
shall indemnify and hold harmless each Warrant Holder of the Registrable Shares to be sold pursuant to any Registration Statement (such Warrant Holder being hereinafter referred to as a "Distributing Holder"), each underwriter (an "Underwriter") and each person, if any, who controls such Distributing Holder or Underwriter within the meaning of Section 15 of the Securities Act and each director of such Distributing Holder and Underwriter, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Distributing Holder and Underwriter and each such controlling person and director of the Distributing Holder and Underwriter for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are paid out-of-pocket (including reasonable attorneys' fees); provided, however, that (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distributing Holder, any other Distributing Holder or any such Underwriter





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
specifically for use therein, and (B) such indemnity shall not inure to the benefit of such Distributing Holder or Underwriter (or such controlling person or director of the Distributing Holder or Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's or the Underwriter's bad faith or gross negligence, (ii) any Distributing Holder's or the Underwriter's failure to deliver timely a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (iii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distributing Holder or the Underwriter failed to deliver it in a timely manner.

                          (ii)    To the extent permitted by law, each
Distributing Holder shall, severally and jointly, indemnify and hold harmless the Company, its directors, officers, employees and agents, each Underwriter and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and each such director, officer, employee, agent, Underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (including reasonable attorneys' fees) in each case to the extent, but only to the extent, that (A) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distributing Holder or any other Distributing Holder specifically for use therein, or (B) such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distributing Holder failed to deliver it in a timely manner. Notwithstanding the foregoing, such indemnity shall not inure to the benefit of such Underwriter (or such controlling person of the Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) the Underwriter's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or, the most recent amendment, revision or supplement thereto) and the Underwriter failed to deliver it in a timely manner.

                          (iii)   Promptly after receipt by an indemnified
party under this Section 4.2(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.2(c), notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 4.2(c) except to the extent such indemnifying party is materially prejudiced by such lack of notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein





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
and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.2(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation requested by the indemnifying party or required by law; provided, that if the indemnifying party elects to assume such defense, the indemnified party shall be entitled to participate in such defense with its own counsel retained at its own sole cost and expense. If the indemnifying party does not elect to assume the defense of any such claim, action or proceeding, the indemnifying party shall not be liable for any settlement thereof which is effected without its prior written consent. No indemnifying party shall, without the prior written consent of the indemnified party, agree to the settlement of any such claim, action or proceeding if the effect thereof would be to find the indemnified party has violated the Securities Act, the Exchange Act or any state securities or blue sky laws.

                          (iv)  If recovery is not available under the
foregoing indemnification provisions of this Section 4.2(c) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 4.2(c)(i) or 4.2(c)(ii) above, except that no person found to be liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also found to be liable for such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstances, including, without limitation, the relative fault of the parties. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4.2(c)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 4.2(c)(iv) (including reasonable attorneys' fees).


                 5.       Registration of Transfers; Exchanges of Warrant
                          Certificates.

                 5.1. Registration of Transfers. Subject to Section 7 hereof, the Company shall from time to time register the transfer of any outstanding Warrant Certificate on the Warrant Register maintained at the Office, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly endorsed by the registered holder thereof or such Warrant Holder's appointed legal representative or attorney-in- fact, or accompanied by proper evidence of succession, assignment or authority to transfer; provided, however, that a Warrant Holder may transfer the Warrants (i) only upon prior written notice to the Company and the consent of the Company, not to be unreasonably withheld, and (ii) only to (a) one or more of the other Warrant Holders, (b) any corporation, partnership, joint venture or other entity which is a successor by merger or consolidation to such Warrant Holder, (c) any purchaser of substantially of the assets of such Warrant Holder, (d) any officer, director, employee or agent of such Warrant Holder, (e) any of the stockholders of such Warrant Holder, (f) the stockholders or partners of such Warrant Holder in the event of the liquidation, dissolution or winding-up of such Warrant Holder, or
(g) the respective nominees of any of the





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
foregoing. The signature of such Warrant Holder, legal representative shall be guaranteed by an "eligible guarantor institution" (an "Eligible Guarantor Institution") within the meaning of Rule 17Ad-15 under the Exchange Act. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of transfer in such name or names as may be directed in writing by the Warrant Holder, the Company shall execute and deliver (or cause to be delivered) a new Warrant Certificate(s) without charge to such Warrant Holder, except as set forth in
Section 7 hereof, to the person or persons entitled to receive the same, and the surrendered Warrant Certificate shall be cancelled by the Company. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company and in compliance with applicable rules and regulations promulgated by the SEC.

                 5.2. Exchanges of Warrant Certificates. Each Warrant Certificate may be exchanged at the option of the Warrant Holder without charge to such Warrant Holder when surrendered to the Company at the Office properly endorsed in the manner described in Section 5.1 hereof for another Warrant Certificate(s) of like tenor and representing in the aggregate a like number of Warrants. Thereupon, the Company shall deliver to the person(s) entitled thereto a new Warrant Certificate(s) as so requested. Warrant Certificates surrendered for exchange shall be cancelled by the Company. Such cancelled Warrant Certificates shall then be disposed of by the Company in a manner satisfactory to the Company and in compliance with applicable SEC rules and regulations.

                 6.       Term of Warrants; Exercise of Warrants; Exercise
                          Price.

                 6.1. Term of Warrants. Subject to the provisions of this Agreement, each Warrant Holder shall have the right, which may be exercised during the period commencing on September 21, 1996 and ending at 5:00pm, New York City time, on the Expiration Date, to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the Warrant Holder may at the time be entitled to purchase on exercise of such Warrants and payment of the Exercise Price (as defined below) for such Warrant Shares. To the extent the Expiration Date does not fall on a business day, the Expiration Date shall occur on the next following Business Day.

                          Each Warrant not exercised prior to 5:00pm, New York
City time, on the Expiration Date shall automatically become void and no longer outstanding.


                 6.2. Exercise of Warrants. Subject to the provisions of this Agreement, a Warrant may be exercised by the Warrant Holder in whole or in part upon surrender at the Office to the Company of the Warrant Certificate(s) evidencing the Warrants to be exercised together with the form of election to purchase (the "Election to Purchase"), in the form set forth on the reverse side of the Warrant Certificate, duly completed and signed by such Warrant Holder or by such Warrant Holder's appointed legal representative or attorney-in-fact, which signature shall be guaranteed by an Eligible Guarantor Institution, and upon payment in full to the Company, of the Exercise Price for each Warrant exercised and any other amounts required to be paid pursuant to
Section 7 hereof. Payment of the aggregate Exercise Price and such additional amounts, if any, shall be made by certified or official bank check payable to the order of the Company.





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
                 Subject to the provisions of Section 7 hereof, upon due exercise of the Warrants and surrender of the Warrant Certificate, duly completed and signed, and payment of the Exercise Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate in the Election to Purchase, a certificate or certificates for the number of full Warrant Shares so purchased, together with cash in respect of any fractional Warrant Shares otherwise issuable upon exercise in accordance with Section 11. If all of the items referred to in the first sentence of the preceding paragraph are received by the Company at or prior to 2:00pm, New York City time, on a business day, the exercise of the Warrant to which such items relate will be effective on such business day. If all of such items are received after 2:00pm, New York City time, on a business day, the exercise of the Warrants to which such items relate will be effective the next business day. Notwithstanding the foregoing, in the case of any exercise of Warrants on the Expiration Date, if all of such items are received by the Company at or prior to 5:00pm, New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                 The number and kind of Warrant Shares for which a Warrant may be exercised shall be subject to adjustment from time to time as set forth in
Section 10.

                 The Warrants shall be exercisable as provided herein at the election of the Warrant Holder either in whole or from time to time in part. Only whole numbers of Warrants may be exercised. In the event that prior to the Expiration Date the holder of a Warrant Certificate shall exercise fewer than all of the Warrants evidenced thereby, a new Warrant Certificate(s) evidencing the remaining unexercised Warrants shall be issued to such Warrant Holder by the Company.

                 All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Company.


                 6.3. Exercise Price. The price per share at which each Warrant Share shall be purchased upon exercise of each Warrant (the "Exercise Price") shall be equal to $2.875 per share, subject to adjustment as set forth herein.

                 7. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes attributable to the issuance or delivery of the Warrant Certificates or of the Warrant Shares purchaseable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involving the issue of any Warrant Certificate(s) or any certificate(s) for Warrant Shares in a name other than that of the Warrant Holder of such exercised Warrant Certificate(s), and the certificates(s) for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

                 8. Mutilated or Missing Warrant Certificates. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing a like number of Warrants, but only, in case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course. A Warrant Holder applying for such substitute Warrant Certificate shall also comply with such other reasonable requests (including, without limitation, in the case of a lost, stolen or destroyed Warrant Certificate, a request to provide a letter of indemnification or an indemnity bond sufficient in the reasonable judgment of the Company to protect the Company against any loss that it may suffer if a Warrant Certificate is replaced) and pay such other reasonable charges as the Company may reasonably prescribe. Every substitute Warrant Certificate executed and delivered pursuant to this Section 8 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 8 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statue existing or hereafter enacted to the contrary with respect to the replacement of mutilated, lost, stolen or destroyed securities certificates.

                 9.       Reservation of Warrant Shares.

                 9.1.     Reservation.     The Company shall at all times keep
reserved, free from preemptive rights, out of its authorized Common Stock or other securities of the Company issuable upon exercise of the Warrants, a number of shares of Common Stock or such other securities sufficient to provide for the exercise of the right of purchase represented by all outstanding Warrants. The Company covenants that the transfer agent for the Common Stock or other securities of the Company issuable upon the exercise of the Warrants (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of shares of Common Stock or such other securities as shall be required for such purpose. The Company shall keep a copy of this Warrant Agreement on file with the Transfer Agent. The Company shall furnish the Transfer Agent a copy of all notices of adjustments and certificates related thereto that are transmitted to each Warrant Holder pursuant to Section
10.2 and Section 12 hereof.

                 9.2. Covenant. The Company covenants that all Warrant Shares will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes payable by the Company, liens, charges and security interests (except any liens, charges or security interests created or suffered to be created by any of the Warrant Holders), and will not be subject to any restrictions on voting or transfer thereof that are created by the Company except for such restrictions on voting or transfer provided in this Agreement, the Amended Certificate of Incorporation or as otherwise provided by law.

                 10.      Adjustments to Exercise Price.

                 10.1. Adjustments. The number and kind of Warrant Shares purchaseable upon exercise of each Warrant (the "Exercise Rate") shall be subject to adjustment from time to time as follows:

                 (a) Reclassification, Merger, etc. If, after the date hereof, the Company, in a singe transaction or through a series of related transactions, consolidates with or merges with or into any other entity or transfers (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another entity or group of affiliated entities (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, or other assets of the Company or any other entity) or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the entity thereafter obligated to deliver securities, cash or other assets upon exercise of Warrants shall agree to assume the Company's obligations under this Agreement. If the issuer of securities deliverable upon exercise of Warrants is an Affiliate of the successor to the Company, that issuer shall agree to assume the Company's obligations under this Agreement.

                 The holder of a Warrant may exercise such Warrant for the kind and amount of securities, cash or other assets which such holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such holder had exercised such Warrant immediately before the effective date of the transaction, assuming (to the extent applicable) that such holder (i) is not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and
(iii) was treated alike with the plurality of non- electing holders. The successor to the Company shall mail to the holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the transaction pursuant to which the Company's obligations hereunder have been assumed and the name and address of the entity assuming such obligations.

                 If this Section 10.1(a) applies, Section 10.1(b) shall not apply. The provisions of this Section 10.1(a) shall similarly apply to successive consolidates, mergers, binding share exchanges or transfers.

                 (b) Adjustment for Change in Capital Stock. If, after the date hereof, the Company:

                          (i)     pays a dividend or makes a distribution on
its Common Stock in shares of its Common Stock;

                          (ii)    subdivides its outstanding shares of Common
Stock into a greater number of shares;

                          (iii)   combines its outstanding shares of Common
Stock into a smaller number of shares;  or

                          (iv)    issues by reclassification of its Common
Stock any other shares of its capital stock,

then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the holder of a Warrant thereafter exercised shall receive the number of shares of Common Stock or other shares of capital stock of the Company which such holder would have received immediately following such action if such holder had exercised such Warrant immediately prior to such action.

                 An adjustment to the Exercise Rate pursuant to this Section 10.1(b) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such a dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Price which would then be in effect if such record date or effective date had not been so fixed.

                 (c) Adjustments to Exercise Rate. If after an adjustment pursuant to this Section 10.1 a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of capital stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of capital stock, as is contemplated by this Section 10 with respect to the Common Stock, on terms comparable to those applicable to the Common Stock in this Section 10.1.

                 10.2. Notice of Adjustment to Exercise Rate. Whenever the Exercise Rate is required to be adjusted as provided in this Section 10, the Company shall forthwith compute the adjusted Exercise Rate and shall prepare a certificate setting forth such adjusted Exercise Rate and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate accompanied by a certification of the independent public accountants regularly employed by the Company to the effect that they have reviewed the Company's certificate and are in agreement with the computations set forth therein, shall forthwith be filed with the Transfer Agent; and thereafter, until further adjusted, the Transfer Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Warrant Holder desiring inspection thereof. Whenever the Exercise Rate is adjusted, the Company shall promptly mail, or cause to be mailed, to the Warrant Holder a statement setting forth the adjustment and the reasons for such adjustment.

                 10.3.    Voluntary Reduction

                 (a) The Company may at its option, but shall not be obligated to, at any time during the term of the Warrants provided for in
Section 6.1 hereof, increase the then current Exercise Rate by any amount selected by the Board; provided, that if the Company elects so to increase the then current Exercise Rate, such increase shall be irrevocable during its effective period and remain in effect for a minimum of 20 business days following the date of such election, after which time the Company may, at its option, reinstate the Exercise Rate in effect prior to such increase. Whenever the Exercise Rate is increased, the Company shall mail or cause to be mailed to the Warrant Holder a notice of the increase at least 15 days before the date the increased Exercise Rate takes effect stating the increased Exercise Rate and the period for which such increased Exercise Rate will be in effect.

                 (b) The Company may at its option, but shall not be obligated to, at any time during the term of the Warrants provided for in
Section 6.1 hereof, decrease the then current Exercise Price by any amount selected by the Board; provided, that if the Company elects so to decrease the then current Exercise Price, such decrease shall be irrevocable during its effective period and remain in effect for a minimum of 20 business days following the date of such election, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such decrease.
Whenever the Exercise Price is decreased, the Company shall mail or cause to be mailed to the Warrant Holder a notice of the decrease at least 15 days before the date the decreased Exercise Price takes effect, stating the decreased Exercise Price and the period for which such decreased Exercise Price will be in effect.

                 (c) The Company may make such increases in the Exercise Rate or decreases in the Exercise Price, as the case may be, in addition to those required or allowed by this Section 10 as shall be determined by it, as evidenced by a certified resolution of the Board to be advisable in order to avoid or diminish any income tax to the Warrant Holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                 10.4. Deferral of Issuance or Payment. In any case in which Section 10.1 hereof shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares issuable upon such exercise over and above the Warrant Shares issuable upon such exercise on the basis of the Exercise Rate in effect immediately prior to such adjustment and (ii) paying to such Warrant Holder any amount in cash in lieu of a fractional share pursuant to Section 11 hereof; provided, however, that the Company shall deliver to such Warrant Holder a due bill or other appropriate instrument evidencing such Warrant Holder's right to receive such additional Warrant Shares and cash upon the occurrence of the event requiring such adjustment.

                 10.5. Form of Warrant Certificates. Irrespective of any adjustments in the Exercise Price or Exercise Rate or the kind of Warrant Shares purchasable upon the exercise of the Warrants, Warrant Certificates evidencing such Warrants theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

                 10.6. No Impairment. Without limiting the generality of the foregoing, the Company shall (i) take all such action as may be necessary or appropriate in order that the Warrant Shares to be issued upon the exercise of the Warrants from time to time outstanding will, when issued, be fully paid and nonassessable, and (ii) will not take any action that results in any adjustment to the Exercise Rate if after such adjustment the total number of shares of Common Stock issuable upon the exercise of all of the outstanding Warrants would exceed the total number of shares of Common Stock or other capital stock of the Company then authorized by the Amended Certificate of Incorporation and available for the purpose of issuance upon such exercise.

                 11.      Fractional Interests

                 The Company shall not issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Warrant Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants, the Company shall pay to the Warrant Holder an amount in cash equal to the product of such fraction times the Quoted Price for such Warrant Share on the business day next preceding the latest of the date of the surrender of the Warrant Certificate(s) evidencing the Warrants to be exercised, with the Election to Purchase duly completed and signed, and payment of the Exercise Price and any other amounts required to be paid pursuant to
Section 7 hereof. "Quoted Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of such Warrant Share on the principal national or regional securities exchange upon which such Warrant Share is listed, or if such Warrant Share is not listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of one or more such quotations, the Board shall be entitled to determine the Quoted Price on the basis of such quotations as it considers appropriate.


                 12.      Notice of Warrant Holders.

                 In the event:

                 (a) of any consolidation or merger or binding share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or


                 (b) the Company shall declare any dividend or distribution, other than regular cash dividends, on the Common Stock or other securities; or


                 (c) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of the Company; or


                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall cause to be sent to each Warrant Holder at such address appearing on the Warrant Register, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants) or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, or if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, issuance, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                 Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Warrant Holder thereof any rights of a shareholder of the Company.


                 13. Reports to Warrant Holder. The Company will cause to be delivered by first-class mail, postage prepaid, to each Warrant Holder at such Warrant Holder's address appearing on the Warrant Register, a copy of any reports delivered by the Company to the holders of Common Stock or other securities of the Company.

                 14. Certain Definitions. As used in this Agreement, the following terms have the meanings specified below:

                 "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, that, in any event, any "person" or "group" (each as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) if more than 10% of the capital stock having ordinary voting power in the election of directors of such Person (if a corporation) or more than 10% of the partnership or other ownership interests of such Person (if other than a corporation) will be deemed to control such Person.

                 "Amended Certificate of Incorporation" means the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 1, 1988, as amended to the date hereof, as such certificate may be amended, modified, changed or restated from time to time in accordance with its terms, this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware.

                 "Board" means the Board of Directors of the Company, as such Board may be constituted from time to time.

                 "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which (i) banking institutions in The City of New York, (ii) the principal national securities exchange or inter-dealer quotation system, if any, on which the Common Stock is listed or quoted and (iii) the principal national securities exchange or inter- dealer quotation system, if any, on which the Warrants are listed or quoted, are open for business and not authorized or obligated by law, regulation or executive order to close.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "NSM" means The Nasdaq Stock Market, Inc. or, if the Warrants are not then traded on The Nasdaq Stock Market, Inc., the principal national securities exchange on which the Warrants are then traded or, if the Warrants are not then traded on The Nasdaq Stock Market, Inc., the national securities exchange or principal over-the-counter market in which the Warrants are then traded.

                 "NYSE" means the New York Stock Exchange, Inc., or if the Common Stock is not then traded on the New York Stock Exchange, Inc., the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not then traded on any national securities exchange, the principal over-the-counter market in which the Common Stock is then traded.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity.

                 15.      Representations and Warranties of the Company.

                 The Company represents and warrants to the Warrant Holders that:

                 15.1. No Other Offers or Sales. Neither the Company or any affiliate of the Company nor anyone acting on the behalf of the Company or any such affiliate, has, directly or indirectly, offered or sold, or attempted to offer, sell or dispose of, any of the Warrants or the Warrant Shares, or solicited any offer to buy any Warrants or the Warrant Shares from, or otherwise approached or negotiated with respect thereto with, any person.

                 15.2. Due Execution, Delivery and Performance of the Warrant Agreement. The execution, delivery and performance of this Warrant by the Company (i) have been duly authorized by all requisite corporate action of the Company, and (ii) will not violate (A) the Certificate of Incorporation or the By-laws of the Company or (B) any law applicable to the Company or any rule, regulation or order of any court or governmental agency or body having jurisdiction over the Company or (C) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company are subject, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any claim (including any adverse claim as defined in the Uniform Commercial Code), lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever (each a "Lien" and, collectively, "Liens") upon any of the properties or assets of the Company (except for such violation, breach or default described in (ii) above which would not have a material adverse effect on the Company). Upon execution and delivery by the Company and the Warrant Holders, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnity or contribution may be limited under applicable law.

                 15.3. Issuance and Delivery of the Warrants. Upon execution by the Company and delivery to each of the Warrant Holders in accordance herewith, the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law and except as rights to indemnity or contribution may be limited under applicable law. The Warrant Shares have been duly and validly authorized by all requisite corporation action of the Company and reserved for issuance. The Warrant Shares, as and when issued and delivered in accordance with the terms thereof, and upon receipt by the Company of the exercise price therefor, will be duly and validly issued and outstanding, fully paid and non-assessable, and will not be subject to any pre-emptive or similar right (except for anti-dilution adjustments), and each of the Warrant Holders will receive good and valid record title to such shares upon exercise thereof, free and clear of any Lien, except such as may have been created by the Warrant Holders.

                 15.4. Compliance with Regulation S. The Company is a "reporting issuer" (as defined in Regulation S). The Company, its affiliates and any person acting on behalf of any of the foregoing, (a) have offered and sold the Warrants to the Warrant Holders only in "offshore transactions" (as defined in Regulation S), (b) have not made with respect to the Warrants any "directed selling efforts" (as defined in Regulation S) in the United States,
(c) have implemented all "offering restrictions" (as defined in Regulation S) in respect of the Warrants, (d) have not delivered any offering document to any "U.S. person" (as defined in Regulation S) (other than directors, officers, employees and agents of the Company, affiliates of the Warrant Holders and their officers, employees and agents, and professional advisers of the foregoing), (e) have not made any offers or sales of any of the Warrants or any interest therein in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S), and (f) have not made any sales of any of the Warrants or any interest therein in connection with the offering to any person other than the Warrant Holders.

                 15.5. Representations and Warranties at the Closing. Each of the representations and warranties contained in this Section 15 is true and correct in all material respects as of the date of this Agreement, and will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

                 16.      Representations and Warranties of RPC and HSBC.

                 Each of RPC and HSBC hereby represent and warrant to, and covenant with, the Company as follows:

                 16.1. Compliance with United States Securities Laws. Each of RPC and HSBC understand, acknowledge and agree that (a) the Warrants and the Warrant Shares have not been and will not be registered under the Securities Act or under any state or foreign securities or blue sky laws, and may not be exercised, offered, sold, transferred, pledged or otherwise disposed of in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S ), unless such securities are registered under the Securities Act and any applicable state and foreign securities or blue sky laws or exemptions from the registration requirements of the Securities Act and any applicable state and foreign securities or blue sky laws are available, and (b) the Warrants and the Warrant Shares are being offered and sold pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to persons who are not "U.S. persons" in "offshore transactions" (as defined in Regulation S), subject to certain terms and conditions.

                 16.2.  Status of RPC and HSBC.

                 (a) Each of RPC and HSBC are purchasing the Warrants and will purchase any Warrant Shares for their own account. Each of RPC and HSBC (i) is not a "U.S. person", and

(ii) is not acquiring the Warrants and will not acquire any Warrant Shares for the account or benefit of any "U.S. person", and (iii) is not organized under the laws of the United States of America, its territories and possessions, any State of the United States or the District of Columbia (the "United States"), and (iv) was not organized for the purpose of acquiring the Warrants or any Warrant Shares, and (v) is not registered under the Exchange Act, as amended,
(vi) is not part of an identifiable group of U.S. citizens abroad, and (vii) is not purchasing the Warrants in any transaction or series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act in the United States. Each of RPC and HSBC have executed this Agreement outside the United States, and at the time the buy order for the Warrants was originated each of RPC and HSBC were outside the United States. All offers to the Warrant Holders of the Warrants and the sale of the Warrants have occurred outside the United States.

                 (b) Each of RPC and HSBC is knowledgeable, sophisticated and experienced in financial and business matters and in making, and is qualified to make, decisions with respect to investments in restricted securities (such as this Agreement, the Warrants and the Warrant Shares) and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Warrants. Each of RPC and HSBC acknowledge that they are capable of evaluating the merits and risks of an investment in the Warrants and the Warrant Shares.

                 (c) Each of RPC and HSBC acknowledges that at all times following its initial contact with the Company or its agents pertaining to the Warrants and the Warrant Shares and through March 21, 1996, the Company made available to RPC and HSBC the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the offering, the Warrants and the Warrant Shares, and to obtain any additional information that the Company possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to each of RPC and HSBC.

                 (d) Each of RPC and HSBC agrees to purchase the Warrants for investment purposes and not with a view to, or for sale in connection with, any distribution.

                 16.3.    Restrictions on Sale and Resale.

                 (a) For a period of forty days following the Closing Date or, if there is more than one Closing Date, the latest Closing Date (the "Restricted Period"), the Warrant Holders, their affiliates and any person acting on their behalf shall not make any directed selling efforts (as defined in Regulation S) in the United States in connection with any offer or sale of the Warrants or the Warrant Shares and shall not engage in any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Warrants or the Warrant Shares, or offer, sell, transfer, pledge or otherwise dispose of the Warrants or the Warrant Shares or any interest therein, in the United States or to, or for the account or benefit of, a "U.S. person" (as defined in Regulation
S).

                 (b) Each of the Warrant Holders understands and agrees that the Warrants are only transferable on the books and records of the Company and that the Warrant Shares are only transferable on the books and records of the Transfer Agent of the Common Stock.

                 (c) Unless registered under the Securities Act, any proposed offer, sale or transfer during the Restricted Period or before the legend on the Warrants is removed from any of the

Warrants or any of the Warrant Shares or any interest therein shall be subject to the condition that each of the Warrant Holders must deliver to the Company
(i) a written certification that neither record nor beneficial ownership of the Warrants or the Warrant Shares or any interest therein has been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person"; (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Warrants or Warrant Shares or any interest therein) is not a "U.S. person" or purchasing the Warrants or Warrant Shares for the account or benefit of a "U.S. person", that such transferee is acquiring such Warrants or Warrant Shares or such interest therein for such transferee's own account (or an account over which it has investment discretion) for investment purposes and not with a view to a distribution, that such transferee did not receive any other offer relating to the Warrants or Warrant Shares in the United States, that at the time the buy order was originated, such transferee was outside the United States, that such transferee is not a U.S. citizen part of an identifiable group of U.S. citizens abroad, and that such transferee is knowledgeable of and agrees to be bound by the restrictions on resale set forth in this Agreement and Regulation S during the Restricted Period and that such transferee agrees that until the expiration of the Restricted Period, it will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option, or equity swap transactions in or relating to the Common Stock or any other derivative security transactions the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Warrants or any of the Warrant Shares to be acquired from the proposed transferor; and (iii) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale and transfer of the Warrants or the Warrant Shares or any interest therein, as the case may be, are exempt from registration under the Securities Act and any applicable state and foreign securities or blue sky laws.

                 (d) Each of the Warrant Holders will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement, the Warrants, the Warrant Shares or any interest therein otherwise than in compliance with the Securities Act, any applicable state and foreign securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

                 16.4. Due Execution, Delivery and Performance of this Agreement and Other Obligations.

                 Each of RPC and HSBC has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by RPC and HSBC has been duly authorized by all requisite corporate action of RPC and HSBC. This Agreement has been validly executed and delivered by or on behalf of each of RPC and HSBC. Upon the execution and delivery of this Agreement by the Company, this Agreement shall constitute the legal, valid and binding obligation of each of RPC and HSBC enforceable against them in accordance with the terms hereof, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law and except for indemnification and contribution provisions.

                 16.5.    Compliance with Regulation S

                 (a) Each of the Warrant Holders agrees that all offers and sales of the Warrants or Warrant Shares prior to the expiration of the Restricted Period shall be made only in accordance with the provisions of
Section 903 or 904 of Regulation S, pursuant to the registration of the Warrants or the Warrant Shares under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with the offer and sale of the Warrants or Warrant Shares, the Warrant Holders will (i) not make an offer to a person in the United States or to an identifiable group of U.S. citizens abroad, and (ii) take all appropriate action so that at the time the buy order is originated, it reasonably believes that the buyer is outside the United States.

                 (b) All offering materials and documents used by the Warrant Holders in connection with offers and sales of the Warrants or the Warrant Shares prior to the expiration of the Restricted Period shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to "U.S. persons" (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

                 (c) No offer or sale of the Warrants or Warrant Shares made prior to the expiration of the Restricted Period shall be made by the Warrant Holders to a "U.S. person" or for the account or benefit of a "U.S. person" (other than a distributor).

                 (d) If the Warrant Holders sell the Warrants or the Warrant Shares to a distributor, a dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession or other remuneration in respect of the securities sold, prior to the expiration of the Restricted Period, the Warrant Holders shall send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to each of the Warrant Holders.

                 (e) RPC hereby agrees to obtain a written certification from each of the Warrant Holders (other than RPC and HSBC) to the effect that such Warrant Holder is not a "U.S. person" as defined under Regulation S and that such Warrant Holder agrees to be bound by the provisions of this Warrant Agreement, including the requirements for compliance with Regulation S as provided in this Section 16. The Company shall not be required to deliver a Warrant Certificate to each Warrant Holder (other than RPC and HSBC) until the Company has received the required certification from such Warrant Holder.

                 16.6.      Representations and Warranties at the Closing.
Each of the representations and warranties contained in this Section 16 is true and correct as of the date of this Agreement and will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

                 17. Representations, Warranties and Agreements to Survive Delivery.

                 All representations, warranties and agreements contained in this Warrant Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Warrant Holders or any controlling person, director, officer or agent of each of the Warrant Holders or by or on behalf of the Company or any controlling person, director, officer or agent of the Company, and shall survive the execution of this Agreement, the delivery of the Warrants and the receipt by the Company of payment for the Warrants.

                 18.      Notices

                 All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if and when personally delivered, 2 (two) business days after sent by overnight courier or 10 (ten) days after mailed by certified, registered or international recorded airmail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Warrant Holders addressed respectively to Rauscher Pierce & Clark Limited at 56 Green Street, London W1Y 3RH, England, Attention: David P. Quint, Managing Director, or to such other address as RPC may designate in writing to the Company and to HSBC Investment Bank Plc at Thames Exchange, 10 Queen Street Place, London EC4R 1BL, Attention: Simon Eagles, Equity Capital Markets Assistant Director, or to such other address as HSBC may designate, and to each of the other Warrant Holders at the respective addresses set forth in
Schedule 1 hereto, or to any subsequent Warrant Holder at the address any such Warrant Holder may designate in writing to the Company, and, if to the Company, addressed to Sunshine Mining and Refining Company, 877 W. Main Street, Suite 600, Boise, Idaho 83702. Attention: John S. Simko or to such other address as the Company may designate in writing to the Warrant Holders.

                 19.      Parties.

                 This Agreement shall inure to the benefit of and be binding upon the Warrant Holders, the Company and their respective permitted successors and assigns. This Agreement may not be assigned by either party without the consent of the other party. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns and for the benefit of no other person.

                 20.      Miscellaneous.

                 This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

                 21.      Governing Law.

                 This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, in the United States of America, applicable to agreements made and to be performed entirely therein, without regard to the conflict of laws provisions thereof.

                 22. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


SUNSHINE MINING AND REFINING COMPANY

By    /s/ William W. Davis
      --------------------------------------------
      Name:    William W. Davis
      Title:   Executive Vice President
               and Chief Financial Officer



RAUSCHER PIERCE & CLARK LIMITED


By    /s/ David P. Quint
      --------------------------------------------
      Name:    David P. Quint
      Title:   Managing Director



HSBC INVESTMENT BANK PLC


By    /s/ Simon Eagles
      --------------------------------------------
      Name:    Simon Eagles
      Title:   Assistant Director - Equity Capital Markets

                                   SCHEDULE 1

                                     TO THE

                               WARRANT AGREEMENT


NAME AND ADDRESS OF WARRANT HOLDER                  NUMBER OF SHARES AS TO WHICH THE
- ----------------------------------                 WARRANTS ARE EXERCISABLE INITIALLY
                                                   ----------------------------------

HSBC Investment Bank plc                                        834,783
Thames Exchange
10 Queen Street Place
London EC4R 1BL
England

Sir Robert Clark                                                  2,193
c/o Rauscher Pierce & Clark Limited
56 Green Street
London W1Y 3RH
England

Dalworth Capital Corporation                                     82,937
Tortola, British Virgin Islands
c/o Mr. Leslie Norman
Guarding House
P.O. Box 316
St. Helier, Jersey
Channel Islands

Rauscher Pierce & Clark Limited                               1,008,091
56 Green Street
London W1Y 3RH
England

The Royal Bank of Scotland Trust
   Company (Jersey) Limited J331C                                21,898
6/7 Mulcaster Street
St. Helier, Jersey
Channel Islands

David P. Quint                                                  137,055
c/o Rauscher Pierce & Clark Limited
56 Green Street
London W1Y 3RH
England

                                   SCHEDULE 2

                                     TO THE

                               WARRANT AGREEMENT




                          FORM OF WARRANT CERTIFICATE

       NUMBER                                                                                                 WARRANTS
- ---------------------                                                                                -------------------------

- ---------------------                                                                                -------------------------
EXERCISE PRICE $2.875                                                                                  SUBSCRIPTION WARRANTS,
                                                                                                          EACH WARRANT FOR
                                                                                                     ONE SHARE OF COMMON STOCK

                                    VOID AFTER 5:00 P.M., NEW YORK CITY TIME ON MARCH 20, 2001
                                               SUNSHINE MINING AND REFINING COMPANY
                                          WARRANT CERTIFICATE FOR SHARES OF COMMON STOCK

THIS SUBSCRIPTION WARRANT CERTIFICATE CERTIFIES THAT

, or registered assigns is the registered holder of
Subscription Warrants ("Warrants") to acquire the number of shares of Common Stock, par value $0.01 per share (the "Common Stock")
of Sunshine Mining and Refining Company, a Delaware corporation (the "Company") indicated above.  Each Warrant entitles the holder to purchase from the Company at any time from September 21, 1996 to 5:00 p.m., New York City time, on the Expiration Date (as defined below) one fully paid and nonassessable share of Common Stock at the above exercise price of $2.875 per share subject to adjustments as set forth in the Warrant Agreement (the "Exercise Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at the offices of the Company, subject to the conditions set forth herein and in the Warrant Agreement.  The
Exercise Price shall by payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal lender for payment of public or private debts.

THIS WARRANT AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933,
AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED,
PLEDGED, EXCHANGED, EXERCISED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S.
PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

       The Expiration Date is March 20, 2001.
       Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on the Expiration Date shall automatically become void and no longer outstanding.
       Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth in this place.
       This Warrant Certificate and the rights of the holder hereof shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict laws.
       WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized offices.

                                                                                  SUNSHINE MINING AND REFINING COMPANY

    Dated: June 21, 1996                      Attest:                             By:

                                             Secretary:                                       President:


                     SUNSHINE MINING AND REFINING COMPANY

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time, on the Expiration Date, each of which represents the right to acquire at any time on or prior to such date one share of Common Stock, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement, dated as of June 21, 1996 (the "Warrant Agreement"), which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the word "holders" or "holder" meaning the registered holders or registered holder of the Warrants).

     Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to acquire from the Company (and the Company shall issue and sell to such holder of the Warrant) at any time on any business day (as defined below) from September 21, 1996 until 5:00 p.m., New York City time, on the Expiration Date, one fully paid and non-assessable share of Common Stock at the Exercise Price. Warrants may be exercised by (i) surrendering this Warrant Certificate with the form of Election to Purchase set forth hereon duly completed and executed and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Company at or prior to 2:00 p.m., New York City time, on a business day, the exercise of the Warrant to which such items relate will be effective on such business day. If all such items are received after 2:00 p.m., New York City time, on a business day, the exercise of the Warrants to which such items relate will be effective the next business day. Notwithstanding the foregoing, in the case of any exercise of Warrants on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued, to or upon the written order of the holder of this Warrant Certificate, a certificate or certificates evidencing the share or shares to which such holder is entitled, in fully registered form, registered in such name or names as such holder may designate in the form of Election to Purchase set forth hereon. Such certificate or certificates evidencing the share or shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such share or shares as of the close of business on the effective date of the exercise of such Warrant or Warrants.

     The Company will not be required to issue fractional shares upon the exercise of the Warrants. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares purchasable on the exercise of the Warrants so presented. In lieu of fractional shares, there shall be paid to the holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the product of such fraction times the Quoted Price (as defined in the Warrant Agreement) for such share on the business day next preceding this effective date of exercise of such Warrant Certificate.

     Warrant Certificates, when surrendered at the offices of the Company by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement.

     The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purpose, and the Company shall not be affected by any notice to the contrary.

     The term "business day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which (i) banking institutions in the City of New York, (ii) the principal national securities exchange or inter-dealer quotation system, if any, on which the Common Stock is listed or quoted and (iii) the principal national securities exchange or inter-dealer quotation system, if any, on which the Warrants are listed or quoted, are open for business and not authorized or obligated by law, regulation or executive order to close.

     The terms of the Warrants include those stated in the Warrant Agreement. The terms of the Warrants are subject to all such terms, and Warrantholders are referred to the Warrant Agreement for a statement of those terms.


                                                       ELECTION TO PURCHASE
               (To be executed by the registered holder if such holder desires to exercise this Warrant Certificate)

The undersigned, the registered holder of this Warrant Certificate, hereby certifies that it (i) is not a U.S. person (as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Act")) and that the Warrant is not being exercised on behalf of a U.S. person or (ii) has delivered to the Company a written opinion of counsel to the effect that the Warrant and the
securities delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder.   The
undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate and acquire ____ shares and herewith tenders payment for such shares in the  amount of $____ (by certified check or official bank check) in accordance with the terms hereof.  The undersigned requires that a certificate or certificates representing such shares be registered in the name of
______________________________ whose address is ____________________________________________________________________________________
and that such certificate or certificates, and any cash payment to be made in lieu of any fractional share, be delivered to
______________________________ whose address is ____________________________________________________________________________________


Dated:
Name of registered holder of Warrant Certificate: __________________________________________________________________________________

                                                                                     (Please Print)

  PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX INFORMATION NUMBER FOR REGISTERED HOLDER:
- ---------------------------------------------

- ---------------------------------------------

Address of registered holder: ______________________________________________________________________________________________________
Signature: ____________________________________________________  Signature Guaranteed ______________________________________________
                                                                    NOTICE:  The signature to the foregoing Election must correspond to the name as written upon the face of the Warrant Certificate in every particular, without alteration or any change
                                                                    whatsoever.

                                                            ASSIGNMENT

FOR VALUE RECEIVED ________________________________________________________________________ hereby sells, assigns and transfers unto
____________________________________________________________________________________________________________________________________
                                          (Please print name and address of transferee)

  PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX INFORMATION NUMBER FOR REGISTERED HOLDER:
- ---------------------------------------------

- ---------------------------------------------

this Warrant Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
___________________________________________________________________________________________________________________________ Attorney
to transfer this security on the Warrant Register, with full power of substitution.

                                                                              Signature: ___________________________________________

                                                                              Signature Guaranteed: ________________________________

                                                                    NOTICE:  The signature to the foregoing Assignment must
                                                                    correspond to the name as written upon the face of this Warrant
                                                                    Certificate in every particular, without alteration or any change whatsoever.
